Consent of Independent Accountants



         We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-4 of T Cell Sciences, Inc. of our report dated March 25, 1998 appearing in the Annual Report on Form 10-K for the year ended December 31, 1997. We also consent to the reference to us under the heading "Experts" in such Prospectus.



PricewaterhouseCoopers LLP
Boston, Massachusetts
July 15, 1998